Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the The Legacy Funds, Inc., do hereby certify, to such officer's knowledge, that the report on Form N-CSR of the Legacy Funds, Inc. for the period ended 4/30/03 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Legacy Funds, Inc.


/s/ Robert E. Belknap                         /s/ Elizabeth A. Larson
---------------------                         -----------------------
Robert E. Belknap                             Elizabeth A. Larson
President, The Legacy Funds, Inc.             Treasurer, The Legacy Funds, Inc.

Dated: 6/17/03


A signed original of this written statement required by Section 906 has been provided The Legacy Funds, Inc. and will be retained by The Legacy Funds Inc. and furnished to the SEC or its staff upon request.